Exhibit 32.2
EXTERRAN PARTNERS, L.P.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report* of Exterran Partners, L.P. (the “Partnership”) on Form 10-Q for the period ending September 30, 2007 (the “Report”), I, Daniel K. Schlanger, Chief Financial Officer of the general partner of the Partnership’s general partner, UCO GP, LLC, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DANIEL K. SCHLANGER Daniel K. Schlanger
Chief Financial Officer, UCO GP, LLC
As General Partner of UCO General Partner, LP
As General Partner of Exterran Compression Partners, L.P.
November 5, 2007

*	This report presents the financial condition, results of operations and cash flows of the registrant and the results of operations and cash flow of the registrant’s predecessor, the natural gas contract operations business that was provided in the United States of America by Universal Compression Holdings and its subsidiaries.